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                                                                    Exhibit 23.1

                       [PricewaterhouseCoopers Letterhead]



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our report dated April 30, 2002 with respect to the financial statements of Randgold Resources Limited and its subsidiaries and joint venture as of December 31, 2001, 2000 and 1999, for the years ended December 31, 2001 and 2000 and the nine months ended December 31, 1999, included in its prospectus dated July 17, 2002, for the registration of 5,000,000 of its ordinary shares.



PricewaterhouseCoopers LLP
Chartered Accountants
London
14 February 2003



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